UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2021

TIGA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 North Bridge Road #24-00, Raffles City Tower, Singapore	179101
(Address of principal executive offices)	(Zip Code)

+65 6338 2132
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TINV.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	TINV	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TINV WS	The New York Stock Exchange

☒
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Securities and Exchange Commission (the “SEC”) released a public statement (the “Public Statement”) informing market participants that warrants issued by special purpose acquisition companies may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Tiga Acquisition Corp. (the “Company”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”) issued in connection with its initial public offering in November 2020 as components of equity. The Company also expected to classify the warrants to be issued under the forward purchase agreement entered into with the sponsor in connection with its initial public offering as components of equity. For a full description of the Company’s warrants and the forward purchase agreement, please refer to the Company’s final prospectus filed in connection with its initial public offering on November 23, 2020 (the “Final Prospectus”).

Following review of the Public Statement, the Company’s management further evaluated the warrants and the forward purchase agreement under Accounting Standards Codification Subtopic 815-40, Contracts in Entity’s Own Equity. Based on management’s evaluation, on May 31, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, in consultation with management of the Company and WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, concluded that the warrants and the forward purchase agreement did not meet the criteria to be classified in stockholders’ equity, and should have been classified as liabilities in the Company’s previously issued financial statements, and accordingly, the Company’s previously issued financial statements as of December 31, 2020 and for the period from July 27, 2020 (inception) through December 31, 2020, as well as its financial data as of November 27, 2020, and other financial data related to the foregoing periods should no longer be relied upon.

Following the filing of this Form 8-K, the Company intends to file its amended Form 10-K that will include restated financial statements as of December 31, 2020 and for the period from July 27, 2020 (inception) through December 31, 2020, as well as its financial data as of November 27, 2020.

The Company’s prior accounting for the warrants and the forward purchase agreement as components of equity instead of as liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

In connection with the restatement, the Company’s management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, the Company’s management determined that its disclosure controls and procedures for such periods were not effective with respect to the classification of the Company’s warrants and forward purchase agreement as components of equity instead of as liabilities as well as the related determination of the fair value of warrant liabilities, additional paid-in capital and accumulated deficit, and related financial disclosures.

Item 8.01	Other Events.

On June 1, 2021, the Company issued a press release announcing it had received a Notice from the NYSE Regarding its late Form 10-Q filing, which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiga Acquisition Corp.

Date: June 1, 2021	By:	/s/ Diana Luo
		Name:	Diana Luo
		Title:	Chief Financial Officer

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